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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of US Dataworks, Inc. on Form S-3 of our report dated June 4, 2004 relating to the financial statements as of March 31, 2004 and for each of the two years in the period ended March 31, 2004, which is incorporated by reference in such Registration Statement and to all references to our firm included in this Registration Statement.


/s/ Ham, Langston & Brezina, LLP

Houston, Texas
June 30, 2004